EXHIBIT 10.5

                            ASSET PURCHASE AGREEMENT

                             dated October 15, 2007

                                  by and among

                    BEACON ENTERPRISE SOLUTIONS GROUP, INC.,

                                       and

                           ADVANCE DATA SYSTEMS, INC.
                                      D/B/A
                                   ADSNETCURVE

                                       and

                 the Shareholders of Advance Data Systems, Inc.

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I             THE ASSET PURCHASE.......................................1
         1.1      Purchase and Sale of Assets..................................1
         1.2      Assumption of Liabilities....................................1
         1.3      Purchase Price...............................................1
         1.4      Escrow.......................................................2
         1.5      The Closing..................................................2
         1.6      Allocation...................................................3
         1.7      Further Assurances...........................................3

ARTICLE II            REPRESENTATIONS AND WARRANTIES OF THE SELLER.............4
         2.1      Organization, Qualification and Corporate Power..............4
         2.2      INTENTIONALLY DELETED
         2.3      Authorization of Transaction.................................4
         2.4      Noncontravention.............................................4
         2.5      Subsidiaries.................................................5
         2.6      Financial Statements.........................................5
         2.7      Absence of Certain Changes...................................5
         2.8      Undisclosed Liabilities......................................5
         2.9      Tax Matters..................................................5
         2.10     Ownership and Condition of Assets............................7
         2.11     Owned Real Property..........................................7
         2.12     Real Property Leases.........................................7
         2.13     Intellectual Property........................................8
         2.14     Contracts...................................................10
         2.15     Accounts Receivable.........................................11
         2.16     Insurance...................................................12
         2.17     Litigation..................................................12
         2.18     Warranties..................................................12
         2.19     Employees...................................................12
         2.20     Employee Benefits...........................................13
         2.21     Environmental Matters.......................................13
         2.22     Legal Compliance............................................13
         2.23     Customers and Suppliers.....................................13
         2.24     Permits.....................................................14
         2.25     Certain Business Relationships With Affiliates..............14
         2.26     Brokers' Fees...............................................14
         2.27     INTENTIONALLY DELETED
         2.28     Disclosure..................................................14
         2.29     INTENTIONALLY DELETED
         2.30     Government Contracts........................................14
         2.31     Securities Representations..................................15

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF THE BUYER.............15


                                       (i)

         3.1      Organization and Corporate Power............................15
         3.2      Authorization of the Transaction............................16
         3.3      Noncontravention............................................16
         3.4      Capitalization..............................................16
         3.5      No Prior Activities.........................................17
         3.6      Litigation..................................................17

ARTICLE IV            PRE-CLOSING COVENANTS...................................17
         4.1      Closing Efforts.............................................17
         4.2      Governmental and Third-Party Notices and Consents...........17
         4.3      Exclusivity.................................................18
         4.4      Operation of Business.......................................18
         4.5      Access to Information.......................................20
         4.6      Notice of Breaches..........................................20
         4.7      FIRPTA Tax Certificate......................................20

ARTICLE V             CONDITIONS TO CLOSING...................................20
         5.1      Conditions to Obligations of the Buyer......................20
         5.2      Conditions to Obligations of the Seller.....................22

ARTICLE VI            POST-CLOSING COVENANTS..................................23
         6.1      Proprietary Information.....................................23
         6.2      Solicitation and Hiring.....................................23
         6.3      Non-Competition.............................................24
         6.4      Tax Matters.................................................24
         6.5      Sharing of Data.............................................25
         6.6      Use of Name.................................................26
         6.7      Cooperation in Litigation...................................26
         6.8      Collection of Accounts Receivable...........................26
         6.9      Employees...................................................26
         6.10     Maintenance of Corporate Existence;
                    Distribution of Shares....................................27

ARTICLE VII           INDEMNIFICATION.........................................27
         7.1      Indemnification by the Seller...............................27
         7.2      Indemnification by the Buyer................................27
         7.3      Indemnification Claims......................................28
         7.4      Survival of Representations and Warranties..................29
         7.5      Treatment of Indemnity Payments.............................29
         7.6      Limitations.................................................29

ARTICLE VIII          TERMINATION.............................................30
         8.1      Termination of Agreement....................................30
         8.2      Effect of Termination.......................................31

ARTICLE IX            DEFINITIONS.............................................31

ARTICLE X             MISCELLANEOUS...........................................42


                                      (ii)

         10.1     Press Releases and Announcements............................42
         10.2     No Third Party Beneficiaries................................43
         10.3     Entire Agreement............................................43
         10.4     Succession and Assignment...................................43
         10.5     Counterparts and Facsimile Signature........................43
         10.6     Headings....................................................43
         10.7     Notices.....................................................43
         10.8     Governing Law...............................................44
         10.9     Amendments and Waivers......................................44
         10.10    Severability................................................44
         10.11    Expenses....................................................45
         10.12    Submission to Jurisdiction..................................45
         10.13    Specific Performance........................................45
         10.14    Construction................................................45

Exhibits
Exhibit A - Secured Promissory Note
Exhibit B - Security Agreement
Exhibit C - Bill of Sale
Exhibit D - Instrument of Assumption
Exhibit E - Opinion of Seller's Counsel
Exhibit F - Escrow Agreement
Exhibit G - Opinion of Buyer's Counsel

Schedules
Schedule 1.1(b) -Specified Excluded Assets
Schedule 1.6 -Allocation of Purchase Price
Schedule 2.8 - Assumed Accounts Payable
Schedule 6.9 -Employees To Be Offered Employment By Buyer
Disclosure Schedules


                                      (iii)

                            ASSET PURCHASE AGREEMENT

      This Asset Purchase Agreement is entered into as of October 15, 2007 by and among BEACON ENTERPRISE SOLUTIONS GROUP, INC., an Indiana corporation (the "Buyer"), ADVANCE DATA SYSTEMS INC. d/b/a ADSnetcurve, a Kentucky corporation (the "Seller"), and the shareholders of Seller (each a "Shareholder" and collectively, the "Shareholders").

      This Agreement contemplates a transaction in which the Buyer will purchase substantially all of the assets and assume certain of the liabilities of the Seller.

      Contemporaneously with the execution and delivery of this Agreement, certain employees of the Seller have entered into employment agreements with the Buyer, to become effective upon the Closing (the "Employment Agreements").

      Capitalized terms used in this Agreement shall have the meanings ascribed to them in Article IX.

      In consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

                                   ARTICLE I

                               THE ASSET PURCHASE

      1.1 Purchase and Sale of Assets.

            (a) Upon and subject to the terms and conditions of this Agreement, the Buyer shall purchase from the Seller, and the Seller shall sell, transfer, convey, assign and deliver to the Buyer, at the Closing, for the consideration specified below in this Article I, all right, title and interest in, to and under the Acquired Assets.

            (b) Notwithstanding the provisions of Section 1.1(a), the Acquired Assets shall not include the Excluded Assets.

      1.2 Assumption of Liabilities.

            (a) Upon and subject to the terms and conditions of this Agreement, the Buyer shall assume and become responsible for, from and after the Closing, the Assumed Liabilities.

            (b) Notwithstanding the terms of Section 1.2(a) or any other provision of this Agreement to the contrary, the Buyer shall not assume or become responsible for, and the Seller shall remain liable for, the Retained Liabilities.

      1.3 Purchase Price. The aggregate Purchase Price to be paid by the Buyer for the Acquired Assets will equal One Million Six Hundred Thousand Dollars ($1,600,000) (the "Purchase Price"). The Purchase Price will be divided as follows: (a) $600,000.00, subject to the purchase price adjustment set forth in
Section 1.4 (the "Cash  Consideration"),  (b) 700,000  shares

(the "Shares") of Buyer Common Stock issued pro-rata to the Shareholders pursuant to Seller's instructions, and (c) the Secured Promissory Note.

      1.4 Purchase Price Adjustment. Prior to the Closing, Seller shall deliver to Buyer the Net Working Capital Balance Certificate. To the extent the Net
Working Capital Balance Certificate shows that there exists any Excess Net Working Capital, such Excess Net Working Capital shall be paid by Buyer into the Escrow Account (up to and including the amount of $200,000 with any remaining additional balance, if any, to be paid into the Escrow Account as accounts receivable are realized). Within twenty (20) days after the Closing, Buyer shall present to Seller proposed adjustments, if any, to the Closing Net Working Capital reflected on the Net Working Capital Balance Certificate. Buyer and Seller shall have ten (10) days to resolve any disagreements over such proposed adjustments. If Buyer and Seller are unable to agree on such adjustments, Buyer and Seller shall jointly select an independent certified public accountant (the "Independent Accountant") who will promptly review this Agreement and the disputed items or amounts for the purpose of calculating the final Closing Net Working Capital. In making such calculation, the Independent Accountant shall consider only those items or amounts on the Net Working Capital Balance Certificate that have been adjusted by Buyer. Such Independent Accountant shall, as promptly as practicable but in any event within ten (10) days, deliver to Buyer and Seller a report setting forth such calculation. Such report shall be final and binding upon Buyer and Seller. The cost of such review and report shall be borne by Buyer and Seller equally, and the Seller shall not distribute any portion of the Cash Consideration until a final determination of the Closing Net Working Capital has been made and agreed upon by the Buyer and the Seller. To the extent the final Closing Net Working Capital (after adjustments) exceeds $105,000.00, the amount of any such excess, including any amounts held in the Escrow Account and any interest thereon, shall be added to the Cash Consideration and paid by Buyer to Seller within five (5) days of the determination of the final Closing Net Working Capital (after adjustments whether by agreement of the parties or by the Independent Accountant). To the extent the final Closing Net Working Capital (after adjustments) is below $105,000.00, the Seller shall remit to the Buyer the amount of the Net Working Capital Difference from the Cash Consideration.

      1.5 The Closing.

            (a) The Closing shall take place at the offices of Frost Brown Todd LLC in Louisville, Kentucky commencing at 9:00 a.m. local time on the Closing Date, or at such other place as the parties may mutually agree. All transactions at the Closing shall be deemed to take place simultaneously, and no transaction shall be deemed to have been completed and no documents or certificates shall be deemed to have been delivered until all other transactions are completed and all other documents and certificates are delivered.

            (b) At the Closing:

                  (i) the Seller shall deliver to the Buyer the various certificates, instruments and documents referred to in Section 5.1;

                  (ii) the Buyer shall deliver to the Seller the various certificates, instruments and documents referred to in Section 5.2;

                  (iii) the Buyer shall execute and deliver to the Seller the Secured Promissory Note in substantially the form attached hereto as Exhibit A;

                  (iv) the Buyer and the Seller shall execute and deliver to each other the Security Agreement in substantially the form attached hereto as Exhibit B;

                  (v) the Seller shall execute and deliver to the Buyer a bill of sale in substantially the form attached hereto as Exhibit C and such other instruments of conveyance as the Buyer may reasonably request in order to effect the sale, transfer, conveyance and assignment to the Buyer of valid ownership of the Acquired Assets;

                  (vi) the Buyer shall execute and deliver to the Seller an instrument of assumption in substantially the form attached hereto as Exhibit D and such other instruments as the Seller may reasonably request in order to effect the assumption by the Buyer of the Assumed Liabilities;

                  (vii) the Buyer shall pay to the Seller, payable by wire transfer, bank draft, or other delivery of immediately available U.S. funds to an account designated by the Seller, the Cash Consideration;

                  (viii) the Buyer shall deliver the Shares to Seller;

                  (ix) the Buyer, the Seller and the Escrow Agent shall execute and deliver the Escrow Agreement in substantially the form attached hereto as Exhibit E and the Buyer shall deposit the Excess Net Working Capital, if any, with the Escrow Agent in accordance with Section 1.4;

                  (x) the Seller shall deliver to the Buyer, or otherwise put the Buyer in possession and control of, all of the Acquired Assets of a tangible nature; and

                  (xi) the Buyer and the Seller shall execute and deliver to each other a cross-receipt evidencing the transactions referred to above.

      1.6 Allocation. The Buyer and the Seller agree to allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets and the non-solicitation and non-competition covenants set forth in Sections 6.2 and 6.3 for all purposes (including financial accounting and tax purposes) in accordance with the allocation schedule attached hereto as Schedule 1.6. Seller and Buyer agree to use the allocations determined pursuant to this Section 1.6 for all tax purposes, including without limitation, those matters subject to Section 1060 of the Code, and the Treasury regulations promulgated thereunder. Buyer and Seller shall prepare and submit to the other for review their IRS Forms 8594 within ninety (90) days after Closing. Each party shall have thirty (30) days to complete its review.

      1.7 Further Assurances. At any time and from time to time after the Closing, at the request of the Buyer and without further consideration, the Seller shall execute and deliver such other instruments of sale, transfer, conveyance and assignment and take such actions as the Buyer may reasonably request to more effectively transfer, convey and assign to the Buyer, and to confirm the Buyer's rights to, title in and ownership of, the Acquired Assets and to place the Buyer in actual possession and operating control thereof.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

      The Seller represents and warrants to the Buyer that, except as set forth in the Disclosure Schedules, the statements contained in this Article II are true and correct as of the date of this Agreement and will be true and correct as of the Closing as though made as of the Closing (after giving effect to any supplement(s) of the Disclosure Schedules pursuant to Section 4.6 or otherwise), except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date). The Disclosure Schedules shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article II. Disclosures in any section or subsection of the Disclosure Schedules shall be deemed to be disclosed and incorporated by reference in any such other section or subsection of the Disclosure Schedules as though fully set forth in such section or subsection.

      2.1 Organization, Qualification and Corporate Power. The Seller is a corporation validly existing and in good standing under the laws of the State of Kentucky. The Seller is duly qualified to conduct business and is in good standing under the laws of each jurisdiction listed in Section 2.1 of the Disclosure Schedules, which jurisdictions constitute the only jurisdictions in which the Seller's business or the ownership or leasing of its properties requires such qualification. The Seller has all requisite power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

      2.2 INTENTIONALLY OMITTED.

      2.3 Authorization of Transaction.

            (a) The Seller has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements, and to perform its obligations hereunder and thereunder. The performance by the Seller of this Agreement and the Ancillary Agreements and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary actions on the part of the Seller.

            (b) This Agreement has been duly and validly executed and delivered by the Seller and constitutes, and each of the Ancillary Agreements, upon its execution and delivery by the Seller, will constitute, a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, arrangement or other similar laws from time to time in effect and except as to the remedy of specific performance which may not be available under the laws of various jurisdictions.

      2.4 Noncontravention. Except as listed in Section 2.4 of the Disclosure Schedules, neither the execution and delivery by the Seller of this Agreement or the Ancillary Agreements, nor the consummation by the Seller of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the Articles of Incorporation or Bylaws of the Seller, (b) require on the part of the Seller any notice to or filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Seller is a party or by which the Seller is bound or to which any of its assets is subject, (d) result in the imposition of any Security Interest upon any asset or assets of the Seller or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Seller or any of its properties or assets, except for, in the case of Sections 2.4(b)-(e), any such conflict, breach, default, acceleration, or right to terminate, modify or cancel, or failure to notify or obtain consent or waiver that would not have a Seller Material Adverse Effect.

      2.5 Subsidiaries. Except as set forth in Section 2.5 of the Disclosure Schedules, (a) the Seller has no Subsidiaries; and (b) the Seller does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association or entity.

      2.6 Financial Statements. The Seller has provided or made available to the Buyer the Financial Statements. The Financial Statements (i) were prepared on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes to such financial statements) and, in the case of the balance sheet and statement of income, changes in shareholder's equity and cash flows of the Seller as of the end of and for the year ended December 31, 2006, in accordance with GAAP, and (ii) fairly present the financial position of the Seller as of the dates thereof and the results of its operations and cash flows for the periods indicated, consistent with the books and records of the Seller, except that the unaudited interim financial statements are subject to normal and recurring year-end adjustments and do not include footnotes.

      2.7 Absence of Certain Changes. Except as set forth in Section 2.7 of the Disclosure Schedules, since the Most Recent Balance Sheet Date, (a) there has, to Seller's Knowledge, occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Seller Material Adverse Effect, and (b) the Seller has not taken any of the actions set forth in paragraphs (a) through (n) of Section 4.4.

      2.8 Undisclosed Liabilities. Except as set forth in Section 2.8 of the Disclosure Schedules, the Seller has no Knowledge of any liability (whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the Most Recent Balance Sheet,
(b) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet and which are not material, and (c) liabilities which have arisen since the Most Recent Balance Sheet Date in the Ordinary Course of Business.

      2.9 Tax Matters. Except as set forth on Section 2.9 of the Disclosure Schedules, for all taxable periods from and after calendar year 2004:

            (a) The Seller has properly filed on a timely basis all material Tax Returns that it is and was required to file, and, to Seller's Knowledge, all such material Tax Returns were true, correct and complete in all material respects. The Seller has properly paid on a timely basis all material Taxes that were due and payable. All material Taxes that the Seller is or was required by law to withhold or collect have been withheld or collected and, to the extent required, have been properly paid on a timely basis to the appropriate Governmental Entity. The Seller has complied with all information reporting and back-up withholding requirements in all material respects, including maintenance of the required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor or other third party.

            (b) The unpaid Taxes of the Seller for periods through the date of the Most Recent Balance Sheet Date do not materially exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Most Recent Balance Sheet. All Taxes attributable to the period from and after the Most Recent Balance Sheet Date and continuing through the Closing Date are, or will be, attributable to the conduct by the Seller of its operations in the Ordinary Course of Business.

            (c) No examination or audit of any Tax Return of the Seller by any Governmental Entity is currently in progress or, to the Knowledge of the Seller, threatened or contemplated. Section 2.9(c) of the Disclosure Schedules sets forth each jurisdiction (other than United States federal) in which the Seller files, or is required to file or has been required to file a material Tax Return. The Seller has not been informed by any jurisdiction that the jurisdiction believes that the Seller was required to file any Tax Return that was not filed.

            (d) The Seller is, and has been since its inception, treated as a "corporation" for federal income tax purposes and has been treated in a similar manner for purposes of the income Tax laws of all states in which it has been subject to taxation.

            (e) The Seller has delivered or made available to the Buyer (i) complete and correct copies of all Tax Returns of the Seller relating to Taxes for all Taxable periods for which the applicable statute of limitations has not yet expired and (ii) complete and correct copies of all private letter rulings, revenue agent reports, information document requests, notices of assessment, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, pending ruling requests and any similar documents submitted by, received by or agreed to by or on behalf of the Seller relating to Taxes for all Taxable periods for which the applicable statute of limitations has not yet expired.

            (f) The Seller has not (i) waived any statute of limitations with respect to Taxes or agreed to extend the period for assessment or collection of any Taxes, (ii) requested any extension of time within which to file any Tax Return, which Tax Return has not yet been filed, or (iii) executed or filed any power of attorney relating to Taxes with any Governmental Entity.

            (g) The Seller is not a party to any ongoing litigation regarding Taxes.

            (h) There are no Security Interests with respect to Taxes upon any of the Acquired Assets, other than with respect to Taxes not yet due and payable. To the Seller's

Knowledge, there is no basis for the assertion of any claim relating or attributable to Taxes, which, if adversely determined, would result in any Security Interest on the Acquired Assets, or would reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.

            (i) None of the Acquired Assets (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, or (ii) is "tax exempt use property" within the meaning of Section 168(h) of the Code.

            (j) The Seller is not bound by any Tax indemnity, Tax sharing or Tax allocation agreement.

            (k) The  Seller is not a  "foreign  person"  within  the  meaning of
Section 1445 of the Code.

      2.10  Ownership  and  Condition of Assets.  Except as set forth on Section
2.10 of the Disclosure Schedules,

            (a) The Seller is the true and lawful owner, and has good title to, all of the Acquired Assets, free and clear of all Security Interests. Upon execution and delivery by the Seller to the Buyer of the Bill of Sale the Buyer will become the true and lawful owner of, and will receive good title to, the Acquired Assets, free and clear of all Security Interests, except for Security Interests created by Buyer.

            (b) The Acquired Assets are sold and purchased pursuant to this Agreement AS IS, WHERE IS.

      2.11 Owned Real Property. The Seller does not own any real property.

      2.12 Real Property Leases. Section 2.12 of the Disclosure Schedules lists all Leases to which Seller is currently a party, and lists the term of each such Lease, any extension and expansion options, and the rent payable thereunder. The Seller has delivered or made available to the Buyer complete and accurate copies of such Leases. With respect to each Lease and except as set forth in Section
2.12 of the Disclosure Schedules:

            (a) such Lease is legal, valid, binding, enforceable and in full force and effect as to the Seller, and, to Seller's Knowledge, as to the other party (or parties) to such Lease;

            (b) neither the Seller nor, to Seller's Knowledge, any other party, is in breach or violation of, or default under, any such Lease, and, to Seller's Knowledge, no event has occurred, is pending or is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a material breach or default by the Seller or any other party under such Lease;

            (c) the Seller is not a party to any dispute as to such Lease, and to Seller's Knowledge, no other person is a party to such dispute relating to or affecting the Lease; and

            (d) the Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold, except pursuant to this Agreement.

      2.13 Intellectual Property. Except as set forth on Section 2.13 of the Disclosure Schedules,

            (a) Seller Registrations. There are no Seller Registrations.

            (b) Prosecution Matters. Seller has no Patent Rights.

            (c) Ownership. The Seller is the sole and exclusive owner of all Seller Owned Intellectual Property, free and clear of any Security Interests and all joint owners of the Seller Owned Intellectual Property are listed in Section 2.13(c) of the Disclosure Schedules.

            (d) Protection Measures. The Seller has taken reasonable measures to protect the proprietary nature of each item of Seller Owned Intellectual
Property, and to maintain in confidence all trade secrets and confidential information comprising a part thereof. To Seller's Knowledge, no complaint relating to an improper use or disclosure of, or a breach in the security of, any such information has been made or threatened against the Seller. To Seller's Knowledge, there has been no: (i) unauthorized disclosure of any third party proprietary or confidential information in the possession, custody or control of the Seller or (ii) breach of the Seller's security procedures wherein confidential information has been disclosed to a third person.

            (e)  Infringement  by Seller.  To  Seller's  Knowledge,  none of the
Customer Offerings, or the Exploitation thereof by the Seller or any other activity of the Seller, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any third party. To Seller's Knowledge, none of the Internal Systems, or the Seller's past, current or currently contemplated Exploitation thereof, or any other activity undertaken by them in connection with the Business, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any third party. The Seller has not received any complaint, claim or notice, or, To Seller's Knowledge, threat of any of the foregoing (including any notification that a license under any patent is or may be required), alleging any such infringement, violation or misappropriation and any request or demand for indemnification or defense received by the Seller from any reseller, distributor, customer, user or any other third party; and the Seller has not received any legal opinions, studies, market surveys and analyses relating to any alleged or potential infringement, violation or misappropriation.

            (f) Infringement of Rights. To Seller's Knowledge, no person (including, without limitation, any current or former employee or consultant of Seller) is infringing, violating or misappropriating any of the Seller Owned Intellectual Property or any Seller Licensed Intellectual Property.

            (g) Outbound IP Agreements. Seller has not assigned, transferred, licensed, distributed or otherwise granted any right or access to any person (except for access to customers necessary to Exploit the Customer Offerings), or covenanted not to assert any right, with respect to any past, existing or future Seller Intellectual Property. The Seller has not agreed to indemnify any person against any infringement, violation or misappropriation of any

Intellectual Property rights with respect to any Customer Offerings or any third party Intellectual Property rights. The Seller is not a member of or party to any patent pool, industry standards body, trade association or other organization pursuant to the rules of which it is obligated to license any existing or future Intellectual Property to any person.

            (h) Inbound IP Agreements. Section 2.13(h) of the Disclosure Schedules identifies (i) each item of Seller Licensed Intellectual Property and
(ii) the license or agreement pursuant to which the Seller Exploits it (excluding currently-available, off the shelf software programs that are part of the Internal Systems and are licensed by the Seller pursuant to "shrink wrap" licenses, the total fees associated with which are less than $2,500). Except as set forth on section 2.13(h) of the Disclosure Schedules, no third party inventions, methods, services, materials, processes or Software are included in or required to Exploit the Customer Offerings or Internal Systems in the manner so done currently by Seller.

            (i) Source Code. The Seller has not licensed, distributed or disclosed, and knows of no distribution or disclosure by others (including its employees and contractors) of, the Seller Source Code to any person (other than Persons who need access thereto in connection with Seller's Business), and the Seller has taken reasonable security measures to prevent disclosure of such Seller Source Code. To Seller's Knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, nor will the consummation of the transactions contemplated hereby, result in the disclosure or release of such Seller Source Code by the Seller, or escrow agent(s) or any other person to any third party (other than Persons who need access thereto in connection with Seller's Business).

            (j) Authorship. All of the Software and Documentation comprising, incorporated in or bundled with the Customer Offerings or Internal Systems and all right, title and interest in such copyrightable materials is owned by the Seller.

            (k) Open Source Code. Section 2.13(k) of the Disclosure Schedules lists all Open Source Materials that the Seller has either incorporated into the Customer Offering or Internal Systems, and/or those Customer Offerings and/or Internal Systems (or portions thereof) that are derivative works of Open Source Materials. Except as identified in Section 2.13(k) of the Disclosure Schedules, the Seller has not (i) incorporated Open Source Materials into, or combined Open Source Materials with, the Customer Offerings; or (ii) used Open Source Materials that create obligations for the Seller with respect to the Customer Offerings or grant to any third party, any rights or immunities under Intellectual Property rights (including, but not limited to, using any Open Source Materials that require, as a condition of Exploitation of such Open Source Materials, that other Software incorporated into, derived from or distributed with such Open Source Materials be (x) disclosed or distributed in source code form, (y) licensed for the purpose of making derivative works, or
(z) redistributable at no charge or minimal charge). Seller has no distributed Open Source Materials in conjunction with any other software developed or distributed by the Seller.

            (l) Support and Funding. The Seller has neither sought, applied for nor received any support, funding, resources or assistance from any federal, state, local or foreign governmental or quasi-governmental agency or funding source in connection with the

Exploitation of the Customer Offerings, the Internal Systems or any facilities or equipment used in connection therewith.

            (m)  Certifications.  Section  2.13(m)  of the  Disclosure  Schedule
identifies all channel partner certifications, accreditations or similar qualifications with third party technology providers held by the Seller or its employees.

            (n)  Disclaimer  of Warranty.  EXCEPT AS OTHERWISE  PROVIDED IN THIS
SECTION 2.13, SELLER IS MAKING NO, AND HEREBY EXPRESSLY DISCLAIMS ANY AND ALL, REPRESENTATIONS OR WARRANTIES (WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN) WITH RESPECT TO THE SOFTWARE, THE SELLER SOURCE CODE, THE CUSTOMER OFFERINGS, THE DOCUMENTATION, THE INTERNAL SYSTEMS OR ANY PART OF ANY OF THE FOREGOING, INCLUDING, BUT NOT LIMITED TO, REPRESENTATIONS AND WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. SELLER HEREBY EXPRESSLY DISCLAIMS ANY LIABILITY TO BUYER FOR ANY REASON WITH RESPECT TO THE SOFTWARE, THE SELLER SOURCE CODE, THE CUSTOMER OFFERINGS, THE DOCUMENTATION, THE INTERNAL SYSTEMS OR ANY PART OF ANY OF THE FOREGOING, INCLUDING, BUT NOT LIMITED TO, LIABILITY FOR
LOSS OF INCOME, LOSS OF PROFITS, LOSS OF OR INACCURACY OF DATA, OR INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES. THIS SECTION 2.13(n) SHALL SURVIVE THE CLOSING.

      2.14 Contracts.

            (a) Section 2.14 of the Disclosure Schedules lists the following agreements (written or oral) to which the Seller is a party as of the date of this Agreement (other than this Agreement and the Ancillary Agreements):

                  (i) any agreement (or group of related agreements) for the lease of personal property from or to third parties providing for lease payments in excess of $5,000 per annum or having a remaining term longer than three months;

                  (ii) any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services (A) which calls for performance over a period of more than one year, (B) which involves more than the sum of $5,000 per annum, or (C) in which the Seller has granted manufacturing rights, "most favored nation" pricing provisions or marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

                  (iii) any agreement concerning the establishment or operation of a partnership, joint venture or limited liability company;

                  (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $5,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

                  (v) any agreement for the disposition of any significant portion of the assets or business of the Seller (other than sales of products in the Ordinary Course of Business) or any agreement for the acquisition of the assets or business of any other entity (other than purchases of inventory or components in the Ordinary Course of Business);

                  (vi) any agreement concerning exclusivity or confidentiality;

                  (vii) any employment or consulting agreement;

                  (viii) any agreement involving any current or former officer, manager or Shareholder or an Affiliate thereof;

                  (ix) any agreement which contains any provisions requiring the Seller to indemnify any other party (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business);

                  (x) any agreement, not entered into in the Ordinary Course of Business, that could reasonably be expected to have the effect of prohibiting or impairing the conduct of the business of the Seller as currently conducted;

                  (xi) any agreement under which the Seller is restricted from selling, licensing or otherwise distributing any of its technology or products, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or any segment of the market or line of business;

                  (xii) any agreement which would entitle any third party to receive a license or any other right to intellectual property of the Buyer or any of the Buyer's Affiliates following the Closing; and

                  (xiii) any other agreement (or group of related agreements) either involving more than $10,000 per annum or not entered into in the Ordinary Course of Business.

            (b) The Seller has delivered or made available to the Buyer a complete and accurate copy of each agreement listed in Section 2.13 or Section
2.14 of the Disclosure Schedules. With respect to each agreement so listed and except as disclosed in Section 2.14 of the Disclosure Schedules: (i) the agreement is legal, valid, binding and enforceable and in full force and effect;
(ii) neither the Seller nor, to Seller's Knowledge, any other party, is in breach or violation of, or default under, any such agreement, and, to Seller's Knowledge, no event has occurred, is pending or threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Seller or, to Seller's Knowledge, any other party under such agreement.

      2.15 Accounts Receivable. All accounts receivable of the Seller reflected on the Most Recent Balance Sheet (other than those paid since such date) are valid receivables and are current and, to Seller's Knowledge, collectible (within 90 days after the date on which it first became due and payable), net of the applicable reserve for bad debts on the Most Recent Balance Sheet. A complete and accurate list of the accounts receivable reflected on the Most Recent Balance Sheet, showing the aging thereof, is included in Section 2.15 of the Disclosure Schedules. All accounts receivable of the Seller that have arisen since the Most Recent Balance Sheet Date are valid receivables and are current and, to Seller's Knowledge, collectible (within 90 days after the date on which it first became due and payable), net of a reserve for bad debts in an amount consistent with Seller's past practice. The Seller has not received any written notice from an account debtor stating that any account receivable in an amount in excess of $5,000 is subject to any contest, claim or setoff by such account debtor.

      2.16  Insurance.  Section  2.16 of the  Disclosure  Schedules  lists  each insurance policy (including fire, theft, casualty, comprehensive general liability, workers compensation, business interruption, environmental, product liability, errors and omissions, professional liability, and automobile insurance policies)(collectively, the "Insurance Policies") to which the Seller is a party, all of which are in full force and effect. Except as set forth on
Section 2.16 of the Disclosure Schedules, the Seller has no Knowledge of any threatened termination of, or premium increase with respect to, any such Insurance Policy, nor any Knowledge of any material claim pending under any such Insurance Policy as to which coverage has been questioned, denied or disputed by the underwriter of such Insurance Policy.

      2.17 Litigation. Except as set forth in Section 2.17 of the Disclosure Schedules, there is no Legal Proceeding which is pending or has been threatened in writing against the Seller. There are no judgments, orders or decrees outstanding against the Seller.

      2.18 Warranties. Except as set forth in Section 2.17 of the Disclosure Schedules, no service or product delivered, made, sold, leased or licensed by the Seller is subject to any guaranty, warranty, right of return, right of credit or other indemnity.

      2.19 Employees.

            (a) Section 2.19 of the Disclosure Schedules contains a list of all employees of the Seller, their respective positions with Seller and their annual salaries. Except as set forth on Section 2.19 of the Disclosure Schedules, each current employee of the Seller and each past employee of the Seller has entered into a confidentiality agreement with the Seller, a copy or form of which has been provided or made available to the Buyer. Section 2.19 of the Disclosure Schedules contains a list of all employees of the Seller who are a party to a non-competition agreement with the Seller; copies of such agreements have been provided or made available to the Buyer. Section 2.19 of the Disclosure Schedules contains a list of all employees of the Seller who are not citizens of the United States. Except as set forth on Section 2.19 of the Disclosure Schedule, to the Knowledge of the Seller, no Key Employee or group of employees has any plans to terminate employment with the Seller (other than for the purpose of accepting employment with the Buyer following the Closing) or not to accept employment with the Buyer. The Seller is in material compliance with all applicable laws relating to the hiring and employment of employees.

            (b) The Seller is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Seller has no Knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Seller.

      2.20 Employee  Benefits.  Section 2.20 of the  Disclosure  Schedules  sets
forth  all  plans,   programs,  or  arrangements  that  Seller  has  maintained, sponsored, adopted or obligated itself under with respect to employees' benefits, including pension or retirement plans, medical or dental plans, life or long-term disability insurance, bonus or incentive compensation, stock option or equity participation plans (the "Employee Plans"), and Seller has provided or made available to Buyer copies of the Employee Plans. Seller has no liability or obligation with respect to any employee of Seller under any Employee Plan other than normal salary or wage accruals and paid vacation, sick leave and holiday accruals in accordance with Seller's past practice and policy. Seller has, in all material respects, performed all obligations required to be performed under, and has complied all Legal Requirements in connection with, all such Employee Plans and is not in arrears under any of the terms thereof.

      2.21 Environmental Matters. Except as set forth in Section 2.21 of the Disclosure Schedules,

            (a) To its Knowledge, the Seller has complied with all applicable Environmental Laws except where failure to do so would not have a Seller Material Adverse Effect. There is no pending or, to the Knowledge of the Seller, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Seller.

            (b) To its Knowledge, the Seller does not have any liabilities or obligations arising from the release of any Materials of Environmental Concern into the environment.

            (c) The Seller is not a party to or bound by any court order, administrative order, consent order or other agreement with any Governmental Entity entered into in connection with any legal obligation or liability arising under any Environmental Law.

            (d) The Seller does not have possession of, or access to, or Knowledge of, any documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently leased by the Seller (whether conducted by or on behalf of the Seller or a third party, and whether done at the initiative of the Seller or directed by a Governmental Entity or other third party).

      2.22 Legal Compliance. Except as set forth in Section 2.22 of the Disclosure Schedules, the Seller is currently conducting its business in material compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, and Seller has had valid Permits to conduct such business with respect to each jurisdiction (and at such times) for which it has been required to have such Permits except where the lack of any such Permit would not have a Seller Material Adverse Effect. The Seller has not received any notice or communication from any Governmental Entity alleging noncompliance with any applicable law, rule or regulation.

      2.23 Customers and Suppliers. Section 2.23 of the Disclosure Schedules sets forth a list of Seller's ten largest customers and ten largest suppliers during the last full fiscal year or the interim period through the Most Recent Balance Sheet Date and the amount of revenues accounted for by each such customer or supplier during each such period. To the Knowledge of Seller, no Person identified in the foregoing sentence has provided written or verbal notice to Seller within the past year that it will stop, or materially reduce its activity below historic levels in connection with any contract or arrangement on which Seller currently derives revenue.

      2.24 Permits. Section 2.24 of the Disclosure Schedules sets forth a list of all Permits issued to or held by the Seller. Each such Permit is in full force and effect; the Seller is in material compliance with the terms of each such Permit; and, to the Knowledge of the Seller, no suspension or cancellation of such Permit is threatened.

      2.25 Certain Business Relationships With Affiliates. To the Knowledge of Seller, no Affiliate of the Seller (a) owns any property or right, tangible or intangible, which is used in the business of the Seller, (b) has any claim or cause of action against the Seller, or (c) owes any money to, or is owed any money by, the Seller. Section 2.25 of the Disclosure Schedules describes any transactions or relationships between the Seller and any Affiliate thereof which occurred or have existed since the beginning of the time period covered by the Financial Statements.

      2.26 Brokers' Fees. The Seller does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

      2.27 Disclosure. No representation or warranty by the Seller contained in this Agreement, and no statement contained in the Disclosure Schedules or any other document, certificate or other instrument delivered or to be delivered by or on behalf of the Seller pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

      2.28 Government Contracts. Except as set forth in Section 2.28 of the Disclosure Schedules,

            (a) The Seller has not been suspended or debarred from bidding on contracts or subcontracts with any Governmental Entity; and to Seller's Knowledge no such suspension or debarment has been threatened or initiated. The Seller has not been or is not now being audited or investigated by any Governmental Entity or any prime contractor with a Governmental Entity; nor, to the Knowledge of the Seller, has any such audit or investigation been threatened. To the Knowledge of the Seller, there is no valid basis for (i) the suspension or debarment of the Seller from bidding on contracts or subcontracts with any Governmental Entity, or (ii) any claim (including any claim for return of funds to the Government) pursuant to an audit or investigation by any Governmental Entity. The Seller has no agreements, contracts or commitments which require it to obtain or maintain a security clearance with any Governmental Entity.

            (b) To the Knowledge of the Seller, no basis exists for any of the following with respect to any of its contracts or subcontracts with any Governmental Entity: (i) a Termination for Default (as provided in 48 C.F.R.
Ch.1 ss.52.249-8, 52.249-9 or similar sections), (ii) a Termination for Convenience (as provided in 48 C.F.R. Ch.1 ss.52.241-1, 52.249-2 or similar sections), or a Stop Work Order (as provided in 48 C.F.R. Ch.1 ss.52.212-13 or similar sections); and the Seller has no reason to believe that funding may not be provided under any contract or subcontract with any Governmental Entity in the upcoming federal fiscal year.

      2.29 Securities Representations.

            (a) Except as set forth on Schedule 2.29 of the Disclosure Schedule, each Shareholder is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

            (b) Each Shareholder is acquiring the Shares for its own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act, or any rule or regulation under the Securities Act.

            (c) Each Shareholder has had adequate opportunity to obtain from representatives of the Buyer such information about the Buyer as is necessary for the undersigned to evaluate the merits and risks of its acquisition of the Shares.

            (d) Each Shareholder has sufficient expertise in business and financial matters to be able to evaluate the risks involved in the acquisition of the Shares and to make an informed investment decision with respect to such acquisition.

            (e) Each Shareholder understands that the Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act; and the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available.

            (f) A legend substantially in the following form will be placed on the certificate(s) representing the Shares:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

      The Buyer represents and warrants to the Seller that the statements contained in this Article III are true and correct as of the date of this Agreement and will be true and correct as of the Closing as though made as of the Closing.

      3.1 Organization and Corporate Power. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana. The Buyer has all requisite corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

      3.2 Authorization of the Transaction. The Buyer has all requisite power and authority to execute and deliver this Agreement, the Secured Promissory Note and the Ancillary Agreements and to perform its obligations hereunder and thereunder. The execution and delivery by the Buyer of this Agreement, the Secured Promissory Note and the Ancillary Agreements and the performance by the Buyer of this Agreement and the Ancillary Agreements and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of the Buyer. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes, and each of the Secured Promissory Note and the Ancillary Agreements, upon its execution and delivery by Buyer will constitute, a valid and binding obligation of the Buyer, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, arrangement or other similar laws from time to time in effect.

      3.3 Noncontravention. Neither the execution and delivery by the Buyer of this Agreement, the Secured Promissory Note or the Ancillary Agreements, nor the consummation by the Buyer of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the Articles of Incorporation or by-laws of the Buyer, (b) require on the part of the Buyer any notice to or filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Buyer is a party or by which it is bound or to which any of its assets is subject, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or any of its properties or assets.

      3.4 Capitalization. The authorized capital stock of the Buyer consists of 20,000,000 shares of Buyer Common Stock, of which 3,937,500 shares were issued and outstanding, and options, warrants or other rights (the "Equity Rights") to acquire 865,000 shares of Buyer Common Stock were outstanding, in each case, as of October 12, 2007. As of October 12, 2007, there are no outstanding options, warrants or similar rights relating to the Buyer or its equity other than the Convertible Promissory Notes of the Buyer dated July 16, 2007 convertible into an aggregate of up to 833,333 shares of Buyer Common Stock and the Equity Rights. The rights and privileges of each class of the Buyer's capital stock are set forth in the Buyer's Articles of Incorporation, a copy of which has been made available to Seller. All of the issued and outstanding shares of Buyer Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Shares will be, when issued on the terms and conditions of this Agreement, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Buyer's Articles of Incorporation or Bylaws or any agreement to which the Buyer is a party or is otherwise bound.

      3.5 No Prior Activities. As of the date of this Agreement, the Buyer has not engaged in any business operations.

      3.6 Litigation. As of the date of this Agreement, there is no Legal Proceeding which is pending or, to the Buyer's knowledge, threatened against the Buyer or any subsidiary of the Buyer which, if determined adversely to the Buyer or such subsidiary, could have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, capitalization, prospects, condition (financial or other), or results of operations of the Seller.

      3.7 Brokers' Fees. The Buyer will pay the fees and commissions of Reibling & Associates, LLC, with respect to the transactions contemplated by this Agreement. Buyer has not retained any other brokers, finders or agents with respect to the transactions contemplated hereunder.

                                   ARTICLE IV

                              PRE-CLOSING COVENANTS

      4.1 Closing Efforts. Each of the Parties shall use its Reasonable Best Efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including using its Reasonable Best Efforts to cause (i) its representations and warranties to remain true and correct in all material respects through the Closing Date and
(ii) the conditions to the obligations of the other Party to consummate the transactions contemplated by this Agreement to be satisfied.

      4.2 Governmental and Third-Party Notices and Consents. Each of the Parties agrees to cooperate with one another in mutual good faith to seek to obtain all necessary consents and approvals discuss herein:

            (a) Each Party shall use its Reasonable Best Efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable laws and regulations in connection with the consummation of the transactions contemplated by this Agreement.

            (b) The Seller shall use its Reasonable Best Efforts to obtain, all such waivers, consents or approvals from third parties, and to give all such notices to third parties, as listed or are required to be listed in the Disclosure Schedules. The Buyer shall reasonably cooperate with the Seller in Seller's efforts to obtain such waivers, consents and approvals.

            (c) If (i) any of the Assigned Contracts or other assets or rights constituting Acquired Assets may not be assigned and transferred by the Seller to the Buyer (as a result of either the provisions thereof or applicable law) without the consent or approval of a third party, (ii) the Seller, after using its Reasonable Best Efforts, is unable to obtain such consent or approval prior to the Closing and (iii) the Closing occurs nevertheless, then (A) such Assigned Contracts and/or other assets or rights shall not be assigned and transferred by the Seller to the Buyer at the Closing and the Buyer shall not assume the Seller's future liabilities or future obligations with respect thereto at the Closing until such approval or consent is obtained and assignment occurs, at which time Buyer will assume all such liabilities and obligations following the date of such approval or consent, (B) the Seller shall continue to use its Reasonable Best Efforts for a reasonable period of time after the Closing, and in any case not less than nine (9) months, to obtain the necessary consent or approval as soon as practicable after the Closing, (C) upon the obtaining of such consent or approval, the Buyer and the Seller shall execute such further instruments of conveyance (in substantially the form executed at the Closing) as may be necessary to assign and transfer such Assigned Contracts and/or other assets or rights (and the associated liabilities and obligations of the Seller) to the Buyer, and (D) from and after the Closing until the assignment or termination (at the end of any fixed term thereof) of each such Assigned Contract pursuant to clause (C) above, the Buyer shall perform and fulfill, on a subcontractor basis, the obligations of the Seller to be performed under such Assigned Contract, and the Seller shall promptly remit to the Buyer all payments received by it under such Assigned Contract for services performed during such period.

      4.3 Exclusivity.

            (a) Neither the Seller nor the  Shareholders  shall from the date of this Agreement until the earlier of the Closing Date or the date this Agreement is terminated, directly or indirectly, (i) initiate, solicit or encourage the submission of any proposal or offer from any Person relating to, or enter into any transaction relating to, any merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of shares, sale of material assets or similar business transaction involving the Seller, (ii) furnish any non-public information concerning the business, properties or assets of the Seller to any party (other than the Buyer) except to Seller's, or any of the individual Shareholders', representatives, accountants, attorneys or other affiliated Persons having need of such information, (iii) engage in discussions or negotiations with any party (other than the Buyer) concerning any such transaction, (iv) vote any shares of Seller in favor of any such transaction with any Person (other than the Buyer), or (v) enter into any agreement with any Person (other than the Buyer) concerning any such transaction.

            (b) If the Seller or a Shareholder receives any inquiry, proposal or offer of the nature described in paragraph (a) above, the Seller or Shareholder, as applicable, shall, within one business day after such receipt, notify the Buyer of such inquiry, proposal or offer, including the identity of the other party and the terms of such inquiry, proposal or offer.

      4.4 Operation of Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing, the Seller shall conduct its operations in the Ordinary Course of Business and in material compliance with all applicable laws and regulations and, to the extent consistent therewith, use its Reasonable Best Efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Closing, the Seller shall not, without the written consent of the Buyer:

            (a) issue or sell any shares or other securities of the Seller or any options, warrants or other rights to acquire any such shares or other securities (except pursuant to the conversion or exercise of options, warrants or other convertible securities outstanding on the date hereof);

            (b) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its shares, except for a dividend not to exceed $65,000, to be distributed on November 1, 2007;

            (c) create, incur or assume any indebtedness (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

            (d) enter into, adopt or amend any Employee Plan or any employment or severance agreement or arrangement of the type described in Section 2.20 or (except for normal increases in the Ordinary Course of Business for employees who are not Affiliates) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its managers, officers or employees, generally or individually, or pay any bonus or other benefit to its managers, officers or employees (except for existing payment obligations in Ordinary Course of Business) or hire any new officers or (except in the Ordinary Course of Business) any new employees;

            (e) acquire, sell, lease, license or dispose of any assets or property, other than purchases and sales of assets in the Ordinary Course of Business;

            (f) mortgage or pledge any of its property or assets or subject any such property or assets to any Security Interest;

            (g) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

            (h)  amend  its   Articles   of   Incorporation,   Bylaws  or  other
organizational documents in a manner that could have an adverse effect on the transactions contemplated by this Agreement;

            (i) change its accounting methods, principles or practices, except insofar as may be required by law or regulatory accounting requirements or make any new elections, or changes to any current elections, with respect to Taxes that affect the Acquired Assets;

            (j) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any contract or agreement of a nature listed or required to be listed in
Section 2.12, Section 2.13 or Section 2.14 of the Disclosure Schedules;

            (k) make or commit to make any capital expenditure in excess of $5,000 per item or $10,000 in the aggregate;

            (l) institute or settle any Legal Proceeding;

            (m) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Seller set forth in this Agreement not being true and correct at the Closing or (ii) any of the conditions to the Closing set forth in Article V not being satisfied; or

            (n) agree in writing or otherwise to take any of the foregoing actions.

      4.5 Access to Information. Each of Buyer and Seller shall permit representatives of the other party to have full access (at all reasonable times, and in a manner so as not to interfere with normal business operations) to all premises, properties, financial, tax and accounting records, contracts, other records and documents in order to facilitate the due diligence review by each of Buyer and Seller as each may reasonably deem appropriate and to facilitate the preparation of Buyer's audited financial statements.

      4.6 Notification. From the date of this Agreement until the Closing, the Seller shall promptly deliver to the Buyer supplemental information concerning facts, conditions, events or circumstances occurring subsequent to the date hereof which would render any representation, warranty or statement in this Agreement or the Disclosure Schedules inaccurate or incomplete at any time after the date of this Agreement until the Closing. Such supplemental information shall be deemed for all purposes to be a part of the Disclosure Schedules as though originally set forth therein and shall be deemed to avoid or cure any breach of any representation, warranty or statement.

      4.7 FIRPTA Tax Certificate. At the Closing, the Seller shall deliver or cause to be delivered to the Buyer a certification that the Seller is not a foreign person within the meaning of Section 1445 of the Code, in accordance with the Treasury Regulations under Section 1445 of the Code.

                                   ARTICLE V

                              CONDITIONS TO CLOSING

      5.1 Conditions to Obligations of the Buyer. The obligation of the Buyer to consummate the transactions contemplated by this Agreement to be consummated at the Closing is subject to the satisfaction of the following additional conditions:

            (a) the Seller shall have obtained (and shall have provided copies thereof to the Buyer) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2 which are required on the part of the Seller;

            (b) the representations and warranties of the Seller set forth in the first sentence of Section 2.1, as well as those set forth in Section 2.3, and any representations and warranties of the Seller set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of the Seller set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date);

            (c) the Seller shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

            (d) no Legal Proceeding shall be pending or threatened; and no judgment, order, decree, stipulation or injunction shall be in effect that would
(i) prevent  consummation  of the  transactions  contemplated by this Agreement,
(ii) cause the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect adversely the right of the Buyer to own, operate or control any of the Acquired Assets, or to conduct the business of the Seller as currently conducted, following the Closing;

            (e) the Seller shall have delivered to the Buyer the Seller Certificate;

            (f) the Seller shall have delivered to the Buyer an updated list of the Acquired Assets, as of the day prior to the Closing Date;

            (g)  the  Seller  shall  have  delivered  to  the  Buyer   documents
evidencing the release or termination of (or an undertaking to release or terminate promptly after the Closing) all Security Interests on the Acquired Assets, and copies of filed UCC termination statements with respect to all UCC financing statements evidencing Security Interests;

            (h) the Buyer shall have received an opinion from counsel to the Seller in substantially the form attached hereto as Exhibit E, regarding the authorization of the Seller to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder, addressed to the Buyer and dated as of the Closing Date;

            (i) the Seller shall have delivered the Net Working Capital Balance Certificate;

            (j) each of the Key Employees shall not have taken any action which would be prohibited thereby in any material respect if such Person's Employment Agreement were in effect at the time of such action and the Seller shall have no Knowledge of any such Key Employee's intention not to accept employment by Buyer following the Closing;

            (k) the Buyer shall have entered into a sublease or assignment of the Lease reasonably satisfactory to Seller, or Buyer shall have entered into a new lease with the landlord of the property underlying the Lease;

            (l) the Buyer shall have received aggregate gross proceeds of at least $4.0 million from the sale of its securities, and Buyer shall have commenced public trading of its common stock with no fewer than four active market makers;

            (m) no Seller Material Adverse Effect shall have occurred;

            (n) the Buyer shall be reasonably satisfied that the issuance and sale of the Shares are exempt from the registration requirements of the Securities Act;

            (o) Seller shall have received all necessary consents to the assignment of the Assigned Contracts, which consent may be conditioned on the Closing;

            (p) the Buyer and its attorneys, accountants, lenders and other representatives and agents shall have satisfactorily completed their due diligence investigation of the Seller and the Business;

            (q) the Buyer shall have received such other certificates and instruments (including certificates of good standing of the Seller in its jurisdiction of organization and the various foreign jurisdictions in which it is qualified, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing; and

            (r) the Buyer and its independent accountants have been provided with audited financial statements of the Seller, or have obtained such information as the Buyer deems necessary or desirable, in its sole discretion, to prepare audited financial statements of the Seller after the Closing hereof; and

            (s) the Shareholders shall have signed such share exchange agreements and other documents as the Buyer may reasonably request in connection with the share exchange transaction currently contemplated by the Buyer on the date of the Closing.

      5.2 Conditions to Obligations of the Seller. The obligation of the Seller to consummate the transactions contemplated by this Agreement to be consummated at the Closing is subject to the satisfaction of the following additional conditions:

            (a) the Buyer shall have obtained (and shall have provided copies thereof to the Seller) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2 which are required on the part of the Buyer;

            (b) the representations and warranties of the Buyer set forth in the first sentence of Section 3.1 and in Sections 3.2 and 3.4 as well as any representations and warranties of the Buyer set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of the Buyer set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date);

            (c) the Buyer shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

            (d) no Legal Proceeding shall be pending or threatened wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of the transactions contemplated by this Agreement or (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

            (e) the Buyer shall have delivered to the Seller the Buyer Certificate;

            (f) the Buyer shall have entered into a sublease or assignment of the Lease reasonably satisfactory to Seller, or Buyer shall have entered into a new lease with the landlord of the property underlying the Lease;

            (g) the Seller shall have received such other certificates and instruments (including certificates of good standing of the Buyer in its jurisdiction of organization, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing;

            (h) the Seller shall be reasonably satisfied that the issuance and sale of the Shares to the Shareholders, are exempt from the registration requirements of the Securities Act;

            (i) the Buyer shall have received aggregate gross proceeds of at least $4.0 million from the sale of its securities, and Buyer shall commence public trading of its common stock with no fewer than four active market makers;

            (j) contemporaneously with the Closing, Buyer shall have acquired one or more additional businesses which, when combined with the annualized revenue of the business acquired from Seller, shall be generating annualized revenue reasonably expected to exceed $8.9 million; and

            (k) the Seller shall have received an opinion from counsel to the Buyer in substantially the form attached hereto as Exhibit G, regarding (i) the authorization of the Buyer to execute and deliver this Agreement, the Ancillary Agreements and the Secured Promissory Note and to perform its obligations hereunder and thereunder, and (ii) the due authorization and valid issuance of the Shares, addressed to the Seller and dated as of the Closing Date.

                                   ARTICLE VI

                             POST-CLOSING COVENANTS

      6.1 Proprietary Information. From and after the Closing, neither the Seller nor the Shareholders shall disclose or make use of (except to pursue its rights, under this Agreement or the Ancillary Agreements and as may be required by law), and shall use their best efforts to cause all of their Affiliates not to disclose or make use of, any knowledge, information or documents of a confidential nature or not generally known to the public with respect to Acquired Assets, the Seller's business or the Buyer or its business (including the financial information, technical information or data relating to the Seller's products and names of customers of the Seller), except to the extent that such knowledge, information or documents shall have become public knowledge other than through improper disclosure by the Seller or an Affiliate; provided that this Section shall not restrict any Key Employee from performing his job function with and for the benefit of Buyer after the Closing.

      6.2 Solicitation and Hiring. During the applicable Restricted Period, neither the Seller nor any Shareholder shall, either directly or indirectly (including through an Affiliate), (a) solicit, hire or attempt to induce any Restricted Employee to terminate his employment with the Buyer or any subsidiary of the Buyer; provided that the restrictions on the Shareholder (as such) set forth in this sentence shall not apply to any Shareholder who is a Key Employee and whose employment is terminated by the Company without Cause (as defined in the Key Employee's Employment Agreement) or who terminates his employment with the Company for Good Reason (as defined in the Key Employee's Employment Agreement).

      6.3 Non-Competition.

            (a) During the applicable Restricted Period, neither the Seller nor any Shareholder shall, either directly or indirectly as a owner, partner, officer, employee, director, investor, lender, consultant, independent contractor or otherwise (except as the holder of not more than 1% of the combined voting power of the outstanding stock of a publicly held company, and excluding the Shareholders' ownership interest in Buyer), (i) provide any service or design, develop, manufacture, market, sell or license any product which is competitive with any service provided or product designed, developed (or under development), manufactured, sold or licensed by the Seller as of the Closing Date or (ii) engage, within the State of Indiana and the Commonwealth of Kentucky, in any business competitive with the Business of the Seller as conducted as of the Closing Date, including without limitation, network design, engineering, consulting and project management and other provision of information technology services; provided that this sentence shall not apply to any Shareholder who is a Key Employee and whose employment is terminated by the Company without Cause (as defined in the Key Employee's Employment Agreement) or who terminates his employment with the Company for Good Reason (as defined in the Key Employee's Employment Agreement).

            (b) Each of the Seller and the Shareholders agree that the duration and geographic scope of the non-competition provision set forth in this Section
6.3 are reasonable. In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the Parties agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable.

            (c) After the Closing Date, the Seller shall, and shall use its Reasonable Best Efforts to cause its Affiliates to, refer all inquiries regarding the business, products and services of the Seller to the Buyer.

      6.4 Tax Matters.

            (a) All transfer, sales, use, value added, stamp, registration documentary, excise, real property transfer or gains, and similar Taxes related to the sale of the Acquired Assets contemplated by this Agreement shall be paid by the Buyer.

            (b) All Tax liabilities (other than Income Taxes and the taxes referenced in Section 6.4(a)) attributable to the Business through the Closing Date shall be borne by Buyer to the extent that such liabilities are, in the aggregate, included for purposes of calculating the Closing Net Working Capital (collectively, the "Reserved Taxes"). Tax liabilities (other than Income Taxes and the taxes referenced in Section 6.4(a)) attributable to the Business through the Closing Date in excess of the Reserved Taxes shall be borne by the Seller.

            (c) All Taxes attributable to the Business subsequent to the Closing shall be the responsibility of the Buyer.

            (d) All real property taxes, personal property taxes, and similar ad valorem obligations levied with respect to the Acquired Assets, and all rents, utilities and other charges against the Seller with respect to the Acquired Assets, for a taxable period that includes (but does not end on) the Closing Date shall be apportioned between the Buyer and the Seller as of the Closing Date based upon (i) the number of days of such taxable period included in any tax period (or portion thereof) ending on or before the close of business on the Closing Date (the "Pre-Closing Tax Period") and (ii) the number of days of such taxable period included in any tax period (or portion thereof) beginning after the Closing Date (the "Post-Closing Tax Period"). The Seller shall be liable for all such Taxes relating to the Pre-Closing Tax Period, and the Buyer shall be liable for all such Taxes relating to the Post-Closing Tax Period.

            (e) If either party pays any Taxes to be borne by the other party under this Section 6.4, the other party shall promptly reimburse such paying party for the Taxes paid. If, in preparing Tax returns or payments after the Closing, it appears to the Buyer that the Seller will be asked to pay additional Taxes, the Buyer shall so notify the Seller, and provide the Seller a reasonable opportunity to review and comment upon any related Tax Returns prior to filing them and paying the Tax. If either party receives any refunds or credits which are the property of the other party under this Section 6.4, such party shall promptly pay the amount of such refunds or credits to the other party.

            (f) The Buyer shall make available to the Seller and its representatives all records and materials reasonably required by the Seller to prepare, pursue or contest any Tax matters related to taxable periods (or portions thereof) ending on or before the Closing Date and shall provide reasonable cooperation to the Seller in such case. The Seller shall make available to the Buyer and its representatives all records and materials reasonably required by the Buyer to prepare, pursue or contest any Tax matters arising after the Closing which have factual reference to the Pre-Closing Tax Period and shall provide reasonable cooperation to the Buyer in such case.

      6.5 Sharing of Data.

            (a) The Seller shall have the right for a period of seven years following the Closing Date to have reasonable access to such books, records and accounts, including financial and tax information, correspondence, production records, employment records and other records that are transferred to the Buyer pursuant to the terms of this Agreement for the limited purposes of concluding its involvement in the business conducted by the Seller prior to the Closing Date and for complying with its obligations under applicable securities, tax, environmental, employment or other laws and regulations. The Buyer shall have the right for a period of seven years following the Closing Date to have reasonable access to those books, records and accounts, including financial and accounting records (including the work papers of the Seller's independent accountants), tax records, correspondence, production records, employment records and other records that are retained by the Seller pursuant to the terms of this Agreement to the extent that any of the foregoing is needed by the Buyer for the purpose of conducting the business of the Seller after the Closing and complying with its obligations under applicable securities, tax, environmental, employment or other laws and regulations. Neither the Buyer nor the Seller shall destroy any such books, records or accounts retained by it without first providing the other Party with the opportunity to obtain or copy such books, records, or accounts at such other Party's expense.

            (b) Promptly upon request by the Buyer made at any time following the Closing Date, the Seller shall authorize the release to the Buyer of all files pertaining to the the Acquired Assets or the business or operations of the Seller held by any federal, state, county or local authorities, agencies or instrumentalities.

      6.6 Use of Name. The Seller shall not use, and shall not permit any Affiliate to use, the name "Advance Data Systems, Inc.", "ADSnetcurve" or any name reasonably similar thereto after the Closing Date, except as approved by the Buyer in connection with obtaining any approval or consent relating to an Assigned Contract as contemplated by Section 4.2(c), which approval is hereby granted by Buyer, subject to the reasonable approval of Buyer over the manner of use. Within two weeks of the Closing, Seller shall have amended its Articles of Incorporation and governing documents to change its name to something not similar to "Advance Systems, Inc." or "ADSnetcurve".

      6.7 Cooperation in Litigation. From and after the Closing Date, each Party shall fully cooperate with the other in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such other Party relating to or arising out of the conduct of the business of the Seller or the Buyer prior to or after the Closing Date (other than litigation among the Parties and/or their Affiliates arising out the transactions contemplated by this Agreement). The Party requesting such cooperation shall pay the reasonable expenses incurred in providing such cooperation (including legal fees and disbursements) by the Party providing such cooperation and by its officers, directors, managers, employees and agents, and shall reimburse such Party or its officers, directors, managers, employees and agents, at a reasonable rate, for their time spent in such cooperation in excess of twenty-five hours in the aggregate on such matter.

      6.8 Collection of Accounts Receivable. The Seller agrees that it shall forward promptly to the Buyer any monies, checks or instruments received by the Seller after the Closing Date with respect to the accounts receivable purchased by the Buyer from the Seller pursuant to this Agreement. The Seller shall provide to the Buyer such reasonable assistance as the Buyer may request with respect to the collection of any such accounts receivable, provided the Buyer pays the reasonable expenses of the Seller and its officers, managers and employees incurred in providing such assistance. The Seller hereby grants to the Buyer a power of attorney to endorse and cash any checks or instruments payable or endorsed to the Seller or its order which are received by the Buyer and which relate to accounts receivable purchased by the Buyer from the Seller.

      6.9 Employees.

            (a) Effective as of the Closing, the Seller shall terminate the employment of each of its employees designated on Schedule 6.9 attached hereto (which may be updated prior to the Closing by the mutual agreement of the Buyer and the Seller). The Buyer shall offer employment to each such employee on terms which shall include no fewer than sixty (60) days notice of separation and shall in no event be less favorable to each such employee than each may have as of the date of this Agreement or as may be set forth in any employment agreement with a Key Employee. The Seller hereby consents to the hiring of any such employees by the Buyer and waives, with respect to the employment by the Buyer of such employees, any claims or rights the Seller may have against the Buyer or any such employee under any non-competition, confidentiality or employment agreement.

            (b) Buyer and Seller shall cooperate to substitute Buyer for Seller as the contract holder on all insurance contracts providing medical or dental benefits for employees of Seller and their beneficiaries.

            (c) Nothing in this Agreement shall prevent Buyer from amending or terminating any plan maintained by Buyer under which a former employee of Seller is a participant.

      6.10 Maintenance of Corporate Existence. For a period of at least one year following the Closing Date, the Seller shall not dissolve, or adopt any resolutions or a plan therefor.

                                  ARTICLE VII

                                 INDEMNIFICATION

      7.1 Indemnification by the Seller. The Seller shall indemnify the Buyer (and its officers, directors and Affiliates) in respect of, and hold the Buyer (and its officers, directors and Affiliates) harmless against, Damages incurred or suffered by the Buyer or any Affiliate thereof resulting from, relating to or constituting:

            (a) any breach, as of the date of this Agreement or as of the Closing Date, of any representation or warranty of the Seller or any Shareholder contained in this Agreement, any Ancillary Agreement or any other agreement or instrument furnished by the Seller to the Buyer pursuant to this Agreement;

            (b) any failure to perform any covenant or agreement of the Seller contained in this Agreement, any Ancillary Agreement or any agreement or instrument furnished by the Seller to the Buyer pursuant to this Agreement; it being agreed and understood that if Seller fails to perform any pre-Closing covenant and Buyer elects to effect the Closing notwithstanding such failure, Seller shall not be liable following the Closing for the failure to perform such pre-Closing covenant; or

            (c) any Retained Liabilities.

      7.2 Indemnification by the Buyer. The Buyer shall indemnify the Seller (and its officers, directors and Affiliates) in respect of, and hold Seller (and its officers, directors and Affiliates) harmless against, any and all Damages incurred or suffered by the Seller resulting from, relating to or constituting:

            (a) any breach, as of the date of this Agreement or as of the Closing Date, of any representation or warranty of the Buyer contained in this Agreement, any Ancillary Agreement or any other agreement or instrument furnished by the Buyer to the Seller pursuant to this Agreement;

            (b) any failure to perform any covenant or agreement of the Buyer contained in this Agreement, any Ancillary Agreement or any other agreement or instrument furnished by the Buyer to the Seller pursuant to this Agreement; it being agreed and understood that if Buyer fails to perform any pre-Closing covenant and Seller elects to effect the Closing notwithstanding such failure, Buyer shall not be liable following the Closing for the failure to perform such pre-Closing covenant; or

            (c) any Assumed Liabilities.

      7.3 Indemnification Claims - Third Party Actions.

            (a) An Indemnified Party shall give written notification to the Indemnifying Party of the commencement of any Third Party Action. Such notification shall be given within 20 days after receipt by the Indemnified Party of notice of such Third Party Action, and shall describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such Third Party Action and the amount of the claimed damages; provided, however, that no delay or failure on the part of the Indemnified Party in so notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within 20 days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Third Party Action with counsel reasonably satisfactory to the Indemnified Party; provided that (i) the Indemnifying Party may only assume control of such defense if (A) it acknowledges in writing to the Indemnified Party that any Damages that may be assessed against the Indemnified Party in connection with such Third Party Action constitute Damages for which the Indemnified Party shall be indemnified pursuant to this Article VII and (B) the amount of damages claimed is less than or equal to the amount of Damages for which the Indemnifying Party is liable under this Article VII and (ii) the Indemnifying Party may not assume control of the defense of Third Party Action involving criminal liability or in which equitable relief is sought against the Indemnified Party. If the Indemnifying Party does not, or is not permitted under the terms hereof to, so assume control of the defense of a Third Party Action, the Indemnified Party shall control such defense. The Non-controlling Party may participate in such defense at its own expense. The Controlling Party shall keep the Non-controlling Party advised of the status of such Third Party Action and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such Third Party Action (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such Third Party Action. Notwithstanding any other provision of this Agreement, the reasonable fees and expenses of counsel to the Indemnified Party with respect to a Third Party Action shall be considered Damages for purposes of this Agreement if (i) the Indemnified Party controls the defense of such Third Party Action pursuant to the terms of this
Section 7.3(a) or (ii) the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such Third Party Action. The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any Third Party Action without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld, conditioned or delayed. If the Indemnified Party withholds its consent to any such settlement or entry of judgment which settlement or entry of judgment relates to cash Damages only, then the liability of the Indemnifying Party to the Indemnified Party with respect to the matter which would have been concluded or settled shall be limited to the amount for which such matters could have been concluded or settled but for the fact the Indemnified Party withheld its consent. The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such Third Party Action without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, conditioned or delayed.

            (b) In order to seek indemnification under this Article VII, an Indemnified Party shall deliver a Claim Notice to the Indemnifying Party. If the Indemnified Party is the Buyer, the Indemnifying Party shall deliver a copy of the Claim Notice to both the Seller and the Escrow Agent.

            (c) Within 20 days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a Response, in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer), (ii) agree that the Indemnified Party is entitled to receive the Agreed Amount (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer), or (iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount.

            (d) During the 30 day period following the delivery of Response that reflects a Dispute, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve the Dispute. If the Dispute is not resolved within such 30 day period, the Parties may pursue their respective rights and remedies hereunder.

      7.4 Survival of Representations and Warranties. All representations and warranties that are covered by the indemnification agreements in Section 7.1(a) and Section 7.2(a) shall (a) survive the Closing and (b) shall expire on the date that is twelve (12) months following the Closing Date, except that (i) the representations and warranties set forth in Sections 2.1 ("Organization, Qualification, and Corporate Power"), 2.3 ("Authorization of Transaction"), 3.1 ("Organization and Corporate Power") and 3.2 ("Authorization of Transaction") shall survive the Closing without limitation and (ii) the representations and warranties set forth in Sections 2.9

("Tax Matters"), 2.20 ("Employee Benefits") and 2.21 ("Environmental Matters") shall survive until 30 days following expiration of all statutes of limitation applicable to the matters referred to therein. The rights to indemnification set forth in this Article VII shall not be affected by any investigation conducted by or on behalf of an Indemnified Party or any knowledge acquired (or capable of being acquired) by an Indemnified Party, whether before or after the date of this Agreement or the Closing Date (excluding, however, knowledge acquired through supplemental information provided pursuant to by Section 4.6), with respect to the inaccuracy or noncompliance with any representation, warranty, covenant or obligation which is the subject of indemnification hereunder.

      7.5 Treatment of Indemnity Payments. Any payments made to an Indemnified Party pursuant to this Article VII or pursuant to the Escrow Agreement shall be treated as an adjustment to the Purchase Price for tax purposes.

      7.6 Limitations.

            (a) The Parties agree that their exclusive remedy at law for a breach of this Agreement by any other Party shall be this Article VII.

            (b) Notwithstanding any other provisions of this Agreement, the Buyer agrees that the Seller's obligations under Section 7.1(a) shall be set off solely from amounts due to Seller under the Secured Promissory Note in satisfaction of such indemnification claim. The exercise of such right of setoff by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under the Secured Promissory Note or any instrument securing the Secured Promissory Note.

            (c) Notwithstanding any other provisions of this Agreement, the Seller shall have no liability (for indemnification or otherwise) with respect to claims under Section 7.1(a) unless and until the total of all Damages with respect to such matters exceeds $50,000, at which point the Seller shall be liable for any and all Damages, subject to a maximum aggregate liability for indemnification under this Agreement and the Ancillary Agreements of the amount of $180,000).

            (d) Notwithstanding any other provisions of this Agreement, the Buyer shall have no liability (for indemnification or otherwise) with respect to claims under Section 7.2(a) unless and until the total of all Damages with respect to such matters exceeds $50,000, at which point the Seller shall be liable for any and all Damages, subject to a maximum aggregate liability for indemnification under this Agreement and the Ancillary Agreements of the amount of $180,000).

                                  ARTICLE VIII

                                   TERMINATION

      8.1 Termination of Agreement. The Parties may terminate this Agreement prior to the Closing, as provided below:

            (a) the Parties may terminate this Agreement by mutual written consent;

            (b) the Buyer may terminate this Agreement by giving written notice to the Seller in the event the Seller or any Shareholder is in breach of any representation, warranty or covenant contained in this Agreement, and such breach (i) individually or in combination with any other such breach, would cause the conditions set forth in clauses (b) or (c) of Section 5.1 not to be satisfied and (ii) is not cured within 20 days following delivery by the Buyer to the Seller of written notice of such breach;

            (c) the Seller may terminate this Agreement by giving written notice to the Buyer in the event the Buyer is in breach of any representation, warranty or covenant contained in this Agreement, and such breach (i) individually or in combination with any other such breach, would cause the conditions set forth in clauses (b) or (c) of Section 5.2 not to be satisfied and (ii) is not cured within 20 days following delivery by the Seller to the Buyer of written notice of such breach;

            (d) the Buyer by giving written notice to Seller, if Seller has delivered to Buyer any notice pursuant to Section 4.6 of this Agreement and the fact, condition, or change this is subject of the notice, individually or in the aggregate with any other fact, condition or change also the subject of such a notice, would reasonably be expected to cause a Seller Material Adverse Effect; or

            (e) unless the Closing is extended pursuant to Section 8.3 below, either Party may terminate this Agreement by giving written notice to the other Party if the Closing shall not have occurred on or before November 30, 2007 by reason of the failure of any condition precedent under Section 5.2 (unless the failure results primarily from a breach by the terminating Party of any representation, warranty or covenant contained in this Agreement).

      8.2 Effect of Termination. If either Party terminates this Agreement pursuant to Section 8.1, all obligations of the Parties hereunder shall terminate without any liability of either Party to the other Party (except for any liability of a Party for breaches of this Agreement occurring prior to such termination); provided, however, that Sections 4.3 ("Exclusivity"), 10.1 ("Press Releases and Announcements"), 10.3 ("Entire Agreement"), and 10.11 ("Expenses") shall survive any such termination.

      8.3 Extension of Closing. If the Closing has not occurred by November 30, 2007, this Agreement may only be extended by written mutual consent of the Seller and the Buyer and a non-refundable deposit of one percent (1%) of the Purchase Price for any and every 30 day extension period. Such deposit is to be paid in immediately available funds by the Buyer to Seller, delivered with a mutually signed extension agreement and applied to the cash portion of the Purchase Price at the Closing; provided that, if the Closing does not occur, Seller may keep such deposit(s).

                                   ARTICLE IX

                                   DEFINITIONS

      For purposes of this Agreement, each of the following terms shall have the meaning set forth below.

      "Acquired Assets" shall mean, except as otherwise provided herein, all of the assets, properties and rights of the Seller existing as of the Closing, including:

            (a) all trade and other accounts receivable and notes and loans receivable that are payable to the Seller, and all rights to unbilled amounts for products delivered or services provided, together with any security held by the Seller for the payment thereof;

            (b)  all  computers,   machinery,   equipment,  tools  and  tooling,
furniture, fixtures, supplies, leasehold improvements, motor vehicles and other tangible personal property;

            (c)  all  leaseholds  and   subleaseholds  in  real  property,   and
easements, rights-of-way and other appurtenants thereto;

            (d) all inventory;

            (e) all Intellectual Property;

            (f) all Assigned Contracts;

            (g) all claims, prepayments, deposits, refunds, causes of action, choses in action, rights of recovery, rights of setoff and rights of recoupment, but in no event shall include Seller's:

                  (i) rights relating to refunds, recovery or recoupment of Taxes;

                  (ii) rights relating to prepayments by Seller on insurance policies not assumed;

                  (iii) rights under this Agreement or under the Ancillary Agreements or any other document or instrument pursuant to this Agreement;

                  (iv) any Excluded Assets;

            (h)  all  books,  records,  accounts,   ledgers,  files,  documents,
correspondence, lists (including customer and prospect lists), employment records, manufacturing and procedural manuals, Intellectual Property records, sales and promotional materials, studies, reports and other printed or written materials (excluding, however, Seller's corporate records); and

            (i) all rights of Seller in and with respect to the Employee Plans assumed by Buyer.

      "Affiliate" shall mean any affiliate, as defined in Rule 12b-2 under the Exchange Act.

      "Agreed Amount" shall mean an amount agreed upon by the Indemnifying Party and the Indemnified Party.

      "Ancillary Agreements" shall mean the Security Agreement, the Escrow Agreement, the bill of sale and other instruments of conveyance referred to herein and the instrument of assumption and other instruments referred to herein

      "Assigned Contracts" shall mean the customer contracts, supplier contracts and vendor contracts listed on Section 2.14 of the Disclosure Schedules (except for those vendor contracts that are specifically indicated as excluded), and the Lease described in Section 2.12 of the Disclosure Schedules.

      "Assumed Liabilities" shall mean (a) all liabilities and obligations related to the Acquired Assets and the Business arising after the Closing, (b) all liabilities and obligations of Seller related to any warranties for Seller's products or services, (c) all obligations of the Seller arising after the Closing under the Assigned Contracts, other than any liabilities for any breach, act or omission by the Seller prior to the Closing under any Assigned Contract,
(d) all accounts payable listed on Schedule2.8, (e) all liabilities for unused vacation and personal and sick days accrued by the employees of Seller who are hired by Buyer, (f) all liabilities and obligations related to the Employee Plans assumed by Buyer; (g) customer retention bonus and non-owner discretionary profit sharing plan, in each case based on a bi-weekly accrual from January 1, 2007 to the Closing Date as accepted by Buyer and as reflected in Net Working Capital as of the Closing, and (h) any liability for Taxes in accordance with
Section 6.4.

      "Business" means any of the following, to the extent actually conducted by the Seller: (i) computer systems management (sales, service and support); (ii) computer telephony integration; (iii) telephone systems management (sales, service and support); (iv) cabling; (v) software development; (vi) network engineering, design and project management; and (vii) provision or resale of LAN/WAN services.

      "Buyer" shall have the meaning set forth in the first paragraph of this Agreement.

      "Buyer Certificate" shall mean a certificate to the effect that each of the conditions specified in clauses (a) through (c) (insofar as clause (c) relates to Legal Proceedings involving the Buyer) of Section 5.2 is satisfied in all respects.

      "Buyer Common Stock" shall mean the common shares of the Buyer or following the Closing, the common stock, $0.0001 par value, of the Public Company.

      "Cash Consideration" has the meaning set forth in Section 1.3 of this Agreement.

      "CERCLA" shall mean the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

      "Claim Notice" shall mean written notification which contains (i) a description of the Damages incurred or reasonably expected to be incurred by the Indemnified Party and the Claimed Amount of such Damages, to the extent then known, (ii) a statement that the Indemnified Party is entitled to indemnification under Article VII for such Damages and a reasonable explanation of the basis therefor, and (iii) a demand for payment in the amount of such Damages.

      "Claimed Amount" shall mean the amount of any Damages incurred or reasonably expected to be incurred by the Indemnified Party.

      "Closing" shall mean the closing of the transactions contemplated by this Agreement.

      "Closing Date" shall mean (a) November 30, 2007, (b) the date two (2) business days after the satisfaction or waiver of all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby (excluding the delivery at the Closing of any of the documents set forth in Article V) but in no event later than November 30, 2007, or (c) such other date as the Parties may mutually agree in writing.

      "Closing Net Working Capital" shall mean the Net Working Capital shown on the Net Working Capital Balance Certificate.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Controlling Party" shall mean the party controlling the defense of any Third Party Action.

      "Customer Offerings" shall mean (a) the services that the Seller (i) currently provides or makes available to third parties, or (ii) has provided or made available to third parties within the previous four years, or (iii) currently plans to provide or make available to third parties in the future and
(b) the products (including Software and Documentation) that the Seller (i) currently develops, manufactures, markets, distributes, makes available, sells or licenses to or for third parties, or (ii) has developed, manufactured, marketed, distributed, made available, sold or licensed to or for third parties within the previous four years, or (iii) currently plans to develop, manufacture, market, distribute, make available, sell or license to or for third parties in the future. A true and complete list of all Customer Offerings is set forth in Section 2.13(c) of the Disclosure Schedules.

      "Damages" shall mean any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), diminution in value, monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including amounts paid in settlement, interest, court costs, costs of investigators, reasonable fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation), but excluding incidental and consequential damages and liabilities.

      "Disclosure Schedules" shall mean the disclosure schedules provided by the Seller to the Buyer on the date hereof and accepted in writing by the Buyer.

      "Dispute" shall mean the dispute resulting if the Indemnifying Party in a Response disputes its liability for all or part of the Claimed Amount.

      "Documentation" shall mean printed, visual or electronic materials, reports, white papers, documentation, specifications, designs, flow charts, code listings, instructions, user manuals, frequently asked questions, release notes, recall notices, error logs, diagnostic reports, marketing materials, packaging, labeling, service manuals and other information describing the use, operation, installation, configuration, features, functionality, pricing, marketing or correction of a product, whether or not provided to end user.

      "Employee Plan" shall have the meaning set forth in Section 2.20.

      "Employment Agreements" shall have the meaning set forth in the recitals.

      "Environmental Law" shall mean any federal, state or local law, statute, rule, order, directive, judgment, Permit or regulation or the common law relating to the environment, occupational health and safety, or exposure of persons or property to Materials of Environmental Concern, including any statute, regulation, administrative decision or order pertaining to: (i) the presence of or the treatment, storage, disposal, generation, transportation, handling, distribution, manufacture, processing, use, import, export, labeling, recycling, registration, investigation or remediation of Materials of Environmental Concern or documentation related to the foregoing; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release, threatened release, or accidental release into the environment, the workplace or other areas of Materials of Environmental Concern, including emissions, discharges, injections, spills, escapes or dumping of Materials of Environmental Concern; (v) transfer of interests in or control of real property which may be contaminated; (vi) community or worker right-to-know disclosures with respect to Materials of Environmental Concern; (vii) the protection of wild life, marine life and wetlands, and endangered and threatened species; (viii) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles; and (ix) health and safety of employees and other persons. As used above, the term "release" shall have the meaning set forth in CERCLA.

      "Escrow Agent" shall mean the escrow agent named in the Escrow Agreement.

      "Escrow Agreement" shall mean the escrow agreement attached hereto as Exhibit B.

      "Escrow Account" shall mean the escrow account established pursuant to the Escrow Agreement.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC issued under such Act, as they each may, from time to time, be in effect.

      "Excess Net Working Capital" means the amount, if any, by which Closing Net Working Capital exceeds $105,000.00.

      "Excluded Assets" shall mean the following assets of the Seller:

            (a) all cash, short-term investments, deposits, bank accounts and other similar assets;

            (b) the corporate charter and governing documents, qualifications to conduct business as a foreign limited liability company or entity, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, share or security transfer books and other documents relating to the organization and existence of the Seller as a corporation;

            (c) all rights relating to refunds, recovery or recoupment of Taxes; and

            (d) any of the rights of the Seller under this Agreement or under the Ancillary Agreements;

            (e) prepayments by Seller on insurance policies not assumed; and

            (f) any item identified on Schedule 1.1(b).

      "Expected Claim Notice" shall mean a notice that, as a result of a legal proceeding instituted by or written claim made by a third party, an Indemnified Party reasonably expects to incur Damages for which it is entitled to indemnification under Article VII.

      "Exploit" shall mean develop, design, test, modify, make, use, sell, have made, used and sold, import, reproduce, market, distribute, commercialize, support, maintain, correct and create derivative works of.

      "Financial Statements" shall mean:

            (a) the unaudited balance sheets and statements of income, changes in Shareholders' equity and cash flows of the Seller as of the end of and for each of the years ended December 31, 2004, December 31, 2005 and December 31, 2006; and

            (b) the Most Recent Balance Sheet and the unaudited statements of income, changes in Shareholders' equity and cash flows for the three months ended as of the Most Recent Balance Sheet Date.

      "GAAP" shall mean United States generally accepted accounting principles.

      "Governmental  Entity"  shall  mean  any  court,  arbitrational  tribunal,
administrative   agency  or  commission  or  other  governmental  or  regulatory authority or agency.

      "Income Taxes" means any and all income taxes (together with any and all interest, penalties, and additional amounts imposed with respect thereto) imposed by any government or taxing authority.

      "Indemnified Party" shall mean a party entitled, or seeking to assert rights, to indemnification under Article VII of this Agreement.

      "Indemnifying Party" shall mean the party from whom indemnification is sought by the Indemnified Party.

      "Intellectual Property" shall mean the following subsisting throughout the world:

            (a) Patent Rights;

            (b) Trademarks and all goodwill in the Trademarks;

            (c) copyrights, designs, data and database rights and registrations and applications for registration thereof, including moral rights of authors;

            (d) mask works and registrations and applications for registration thereof and any other rights in semiconductor topologies under the laws of any jurisdiction;

            (e) inventions, invention disclosures, statutory invention registrations, trade secrets and confidential business information, know-how, manufacturing and product processes and techniques, research and development information, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, whether patentable or nonpatentable, whether copyrightable or noncopyrightable and whether or not reduced to practice; and

            (f) other proprietary rights relating to any of the foregoing (including remedies against infringement thereof and rights of protection of interest therein under the laws of all jurisdictions).

      "Intellectual Property Registrations" means Patent Rights, registered Trademarks, registered copyrights and designs, mask work registrations and applications for each of the foregoing.

      "Internal Systems" shall mean the Software and Documentation and the computer, communications and network systems (both desktop and enterprise-wide) used by the Seller in its business or operations or to develop, manufacture, fabricate, assemble, provide, distribute, support, maintain or test the Customer Offerings, whether located on the premises of the Seller or hosted at a third party site. All Internal Systems that are material to the business of the Seller are listed and described in Section 2.13(c) of the Disclosure Schedules.

      "Key Employees" means any employee designated as such by the Buyer at Closing.

      "Knowledge" - (a) an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is presently actually aware of such fact or other matter; and (b) the Seller will be deemed to have "Knowledge" of a particular fact or other matter if any of its directors and officers has Knowledge of such fact or other matter (as set forth in (a) above);

      "Lease" shall mean any lease or sublease pursuant to which the Seller leases or subleases from or to another party any real property.

      "Legal Proceeding" shall mean any action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator.

      "Materials of Environmental Concern" shall mean any: pollutants, contaminants or hazardous substances (as such terms are defined under CERCLA), pesticides (as such term is defined under the Federal Insecticide, Fungicide and Rodenticide Act), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), chemicals, other hazardous, radioactive or toxic materials, oil, petroleum and petroleum products (and fractions thereof), or any other material (or article containing such material) listed or subject to regulation under any law, statute, rule, regulation, order, Permit, or directive due to its potential, directly or indirectly, to harm the environment or the health of humans or other living beings.

      "Most Recent Balance Sheet" shall mean the unaudited balance sheet of the Seller as of the Most Recent Balance Sheet Date.

      "Most Recent Balance Sheet Date" shall mean August 31, 2007.

      "Net Working Capital" shall mean the amount equal to (i) the sum of accounts receivable (which amount shall include all accounts receivable aged less than 90 days, with the balance of the accounts receivable subject to review on a case-by-case basis and included by mutual consent only), prepaid expenses and deposits, other receivables and other current assets; minus (ii) the sum of checks written in excess of cash, accounts payable, accrued payroll and related benefits, accrued expenses and other current liabilities.

      "Net Working Capital Balance Certificate" shall mean a certificate from the Seller's chief executive officer and chief financial officer which sets forth the total amount of Net Working Capital of the Seller as of the Closing Date.

      "Net Working Capital Difference" means the amount, if any, by which Closing Net Working Capital (as adjusted for Retained Liabilities and Excluded Assets) is less than $105,000.00,

      "Non-controlling Party" shall mean the party not controlling the defense of any Third Party Action.

      "Open Source Materials" means all Software, Documentation or other material that is distributed as "free software", "open source software" or under a similar licensing or distribution model, including, but not limited to, the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), or any other license described by the Open Source Initiative as set forth on www.opensource.org.

      "Ordinary Course of Business" shall mean the ordinary course of business consistent with the Person's past custom and practice (including with respect to frequency and amount).

      "Parties" shall mean the Buyer, the Seller and the Shareholders, where applicable. References which contrast "Party" to the other "Party" shall mean the Buyer on the one hand and the Seller and the Shareholders, collectively, on the other hand.

      "Patent Rights" shall mean all patents, patent applications, utility models, design registrations and certificates of invention and other governmental grants for the protection of inventions or industrial designs (including all related continuations, continuations-in-part, divisionals, reissues and reexaminations).

      "Permits" shall mean all permits, licenses, registrations, certificates, orders, approvals, franchises, variances and similar rights issued by or obtained from any Governmental Entity (including those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property).

      "Person" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity.

      "Post-Closing Tax Period" has the meaning set forth in Section 6.4(d) of this Agreement.

      "Pre-Closing Tax Period" has the meaning set forth in Section 6.4(d) of this Agreement.

      "Public Company" means any successor entity to the Buyer that is subject to the reporting requirements of the Securities Exchange Act of 1934.

      "Purchase Price" has the meaning set forth in Section 1.3.

      "Reasonable  Best  Efforts"  shall  mean  best  efforts,   to  the  extent
commercially reasonable and without requiring the payment of money in the case of obtaining any third party consents or waivers.

      "Reserved Taxes" shall have the meaning set forth in Section 6.4(b) of this Agreement.

      "Response" shall mean a written response containing the information provided for in Section 7.3(c).

      "Restricted Employee" shall mean any person who either (i) was an employee of the Buyer on either the date of this Agreement or the Closing Date or (ii) was an employee of the Seller on either the date of this Agreement or the Closing Date; provided, however, that Restricted Employee shall not include any person included in (i) and (ii) in the preceding clause whose employment is terminated by Buyer, in the good faith determination of the Board of Directors of Buyer, not for cause or not for a material failure to perform.

      "Restricted Period" shall mean from the date of this Agreement until (i) twenty-four months following his termination of employment with the Buyer with respect to each Key Employee, and (ii) two years following the date of this Agreement with respect to the Seller and all other Shareholders of Seller not specifically identified in the foregoing clauses (i) or (ii).

      "Retained Liabilities" shall mean any and all liabilities or obligations (whether known or unknown, absolute or contingent, liquidated or unliquidated, due or to become due and accrued or unaccrued, and whether claims with respect thereto are asserted before or after the Closing) of the Seller which are not Assumed Liabilities. The Retained Liabilities shall include, without limitation, all liabilities and obligations of the Seller:

            (g) for Taxes imposed upon the Seller and/or the Shareholders arising prior to the Closing or in connection with the consummation of the transactions contemplated by this Agreement, except to the extent provided in
Section 6.4;

            (h)  for  costs  and  expenses  incurred  in  connection  with  this
Agreement  or  the  consummation  of  the  transactions   contemplated  by  this
Agreement;

            (i) under this Agreement or the Ancillary Agreements;

            (j) related to the Excluded Assets;

            (k) arising prior to the Closing under the Assigned Contracts, and all liabilities for any breach, act or omission by the Seller prior to the Closing under any Assigned Contract;

            (l) arising out of events, conduct or conditions existing or occurring prior to the Closing that constitute a violation of or non-compliance with any law, rule or regulation (including Environmental Laws), any judgment, decree or order of any Governmental Entity, or any Permit or that give rise to liabilities or obligations with respect to Materials of Environmental Concern;

            (m) to pay severance benefits to any employee of the Seller whose employment is terminated (or treated as terminated) in connection with the consummation of the transactions contemplated by this Agreement, and all liabilities resulting from the termination of employment of employees of the Seller prior to the Closing that arose under any federal or state law or under any Employee Plan established or maintained by the Seller;

            (n) to indemnify any person or entity by reason of the fact that such person or entity was a manager, officer, employee, or agent of the Seller or was serving at the request of the Seller as a partner, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise);

            (o) injury to or death of persons or damage to or destruction of property occurring prior to the Closing (including any workers compensation claim);

            (p) for medical, dental and disability (both long-term and short-term) benefits, whether insured or self-insured, owed to employees or former employees of the Seller based upon (A) exposure to conditions in existence prior to the Closing or (B) disabilities existing prior to the Closing (including any such disabilities which may have been aggravated following the Closing);

            (q) for benefits under any Employee Plan that is not assumed by Buyer; and

            (r) for any retrospective premium increases under any Employee Plan assumed by Buyer that relates to periods before and including the Closing.

      "SEC" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

      "Secured Promissory Note" shall mean the Secured Promissory Note attached hereto as Exhibit A.

      "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC issued under such Act, as they each may, from time to time, be in effect.

      "Security Interest" shall mean any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business of the Seller and not material to the Seller, and (iv) liens for Taxes which are not yet due and payable.

      "Seller" shall have the meaning set forth in the first paragraph of this Agreement.

      "Seller Certificate" shall mean a certificate to the effect that each of the conditions specified in Section 5.1 is satisfied in all respects.

      "Seller   Intellectual   Property"  shall  mean  shall  the  Seller  Owned
Intellectual Property and the Seller Licensed Intellectual Property.

      "Seller Licensed Intellectual Property" shall mean all Intellectual Property that is licensed to the Seller by any third party.

      "Seller Material Adverse Effect" shall mean any material adverse change, event, circumstance or development with respect to, or material adverse effect on, (i) the business, assets, liabilities, capitalization, prospects, condition (financial or other), or results of operations of the Seller, or (ii) the ability of the Buyer to operate the business of the Seller immediately after the Closing. For the avoidance of doubt, the parties agree that the terms "material", "materially" or "materiality" as used in this Agreement with an initial lower case "m" shall have their respective customary and ordinary meanings, without regard to the meaning ascribed to Seller Material Adverse Effect.

      "Seller Owned Intellectual Property" shall mean all Intellectual Property owned or purported to be owned by the Seller, in whole or in part.

      "Seller Registrations" shall mean Intellectual Property Registrations that are registered or filed in the name of the Seller, alone or jointly with others.

      "Seller Source Code" shall mean the source code for any Software included in the Customer Offerings or Internal Systems or other confidential information constituting, embodied in or pertaining to such Software.

      "Shares" has the meaning set forth in Section 1.3 of this Agreement and shall include any shares of the Public Company issued in exchange therefor.

      "Shareholder" or "Shareholders" has the meaning set forth in introductory paragraph of this Agreement.

      "Software" shall mean computer software code, applications, utilities, development tools, diagnostics, databases and embedded systems, whether in source code, interpreted code or object code form.

      "Subsidiary" shall mean any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which the Seller holds stock or other ownership interests representing (a) more than 50% of the voting power of all outstanding stock or ownership interests of such entity or
(b) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

      "Taxes" (including with correlative meaning "Tax" and "Taxable") means (x) any and all taxes, and any and all other charges, fees, levies, duties, deficiencies, customs or other similar assessments or liabilities in the nature of a tax, including without limitation any income, gross receipts, ad valorem, net worth, premium, value-added, alternative or add-on minimum, excise, severance, stamp, occupation, windfall profits, real property, personal property, assets, sales, use, capital stock, capital gains, documentary, recapture, transfer, transfer gains, estimated, withholding, employment, unemployment insurance, unemployment compensation, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, gains, franchise and other taxes imposed by any federal, state, local, or foreign Governmental Entity, (y) any interest, fines, penalties, assessments, or additions resulting from, attributable to, or incurred in connection with any items described in this paragraph or any contest or dispute thereof, and (z) any items described in this paragraph that are attributable to another person but that the Seller is liable to pay by law, by contract, or otherwise.

      "Tax Returns" means any and all reports, returns, declarations, statements, forms, or other information required to be supplied to a Governmental Entity or to any individual or entity in connection with Taxes and any associated schedules, attachments, work papers or other information provided in connection with such items, including any amendments, thereof.

      "Third Party Action" shall mean any suit or proceeding by a person or entity other than Buyer or Seller or their affiliates for which indemnification may be sought by Buyer or Seller under Article VII.

      "Trademarks" shall mean all registered trademarks and service marks, logos, Internet domain names, corporate names and doing business designations and all registrations and applications for registration of the foregoing, common law trademarks and service marks and trade dress.

                                   ARTICLE X

                                  MISCELLANEOUS

      10.1 Press Releases and Announcements. Except to the extent required by law, no Party, nor any of its representatives, shall issue any press release or make any public comment, statement, or announcement relating to the existence of this Agreement, its subject matter, or the existence or subject matter of discussions or negotiations relating to this Agreement, without the prior written consent of the other Parties.

      10.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

      10.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, with respect to the subject matter hereof, including, without limitation, that certain letter of intent dated September 10, 2007; provided that any Confidentiality Agreement between the Buyer and the Seller shall survive the Closing or termination of this Agreement in accordance with its terms.

      10.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. Neither Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided that the Buyer may assign some or all of its rights, interests and/or obligations hereunder to entity in any merger between the Buyer and such entity one or more Affiliates of the Buyer or such surviving entity, including, without limitation, the Public Company. Any attempted assignment in contravention of this provision shall be void.

      10.5 Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature or electronic delivery.

      10.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      10.7  Notices.  All  notices,   requests,   demands,   claims,  and  other
communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to the Seller or a Shareholder:        Copy to:

Advance Data Systems, Inc.                Wyatt, Tarrant & Combs, LLP
11405 Park Road, Suite 180                500 West Jefferson Street, Suite #2800
P.O. Box 23539                            Louisville, KY 40202-2898
Anchorage, KY  40223                      Attn:    Jeffrey E. Wallace
Attn: Dean A. Holland, Chairman


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

If to the Buyer:                          Copy to:

Beacon Enterprise Solutions Group, Inc.   Frost Brown Todd LLC
ITRC Building                             400 West Market Street, 32nd Floor
9001 Shelbyville Road, Ste. 101           Louisville, KY  40202
Louisville, KY  40222                     Attn:   William G. Strench
Attn:  Chief Executive Officer

      Either Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. A Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

      10.8 Governing Law. This Agreement (including the validity and applicability of the arbitration provisions of this Agreement, the conduct of any arbitration of a Dispute, the enforcement of any arbitral award made hereunder and any other questions of arbitration law or procedure arising hereunder) shall be governed by and construed in accordance with the internal laws of the Commonwealth of Kentucky, without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Kentucky or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the Commonwealth of Kentucky.

      10.9 Amendments and Waivers. The Buyer and the Seller may mutually amend any provision of this Agreement at any time prior to the Closing. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed. No waiver by a Party of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by a Party with respect to any default, misrepresentation, or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      10.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

      10.11 Expenses. Except as set forth in Article VII and the Escrow Agreement, each Party shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

      10.12 Submission to Jurisdiction. Each Party (a) submits to the jurisdiction of any state or federal court sitting in the Commonwealth of Kentucky in any action or proceeding arising out of or relating to this Agreement or the Ancillary Agreements (including any action or proceeding for the enforcement of any arbitral award made in connection with any arbitration of a Dispute hereunder), (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) waives any claim of inconvenient forum or other challenge to venue in such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or the Ancillary Agreements in any other court. Each Party agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 10.7, provided that nothing in this Section 10.12 shall affect the right of a Party to serve such summons, complaint or other initial pleading in any other manner permitted by law.

      10.13 Specific Performance and Release of Covenants upon Certain Conditions. Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event of any breaches of Sections 6.1, 6.2 and 6.3. Accordingly, each Party agrees that the other Party shall be entitled to an injunction or other equitable relief to prevent such breaches and to enforce specifically the terms and provisions of such Sections in addition to any other remedy to which it may be entitled, at law or in equity. In the event that the Seller or the Shareholders have exercised their rights under the Security
Agreement to acquire possession of all or substantially all of the Acquired Assets upon (and only upon) an Event of Default (as defined in the Secured
Promissory Note) and have so acquired possession of such Acquired Assets, whether by foreclosure, negotiated transfer or other process, or in the event that bankruptcy, insolvency or liquidation proceedings have been commenced against the Buyer and have not been dismissed or otherwise resolved in favor of the Buyer within ninety (90) days of the commencement of such proceedings, then
(i) the covenants of the Seller and the Shareholders contained in Section 6.1 shall be released to the extent necessary for the Seller or the Shareholder to reclaim and make use of the Acquired Assets once acquired, (ii) the covenants of the Seller and the Shareholders contained in Section 6.2 shall be released with respect to those Restricted Employees who are employees of the Seller as of the Closing Date, and (iii) the covenants of the Seller and the Shareholders in
Section 6.3 shall be released without limitation.

      10.14 Construction.

            (a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against a Party.

            (b) Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

      (c) Any reference herein to "including" shall be interpreted as "including without limitation".

      (d) Any reference to any Article, Section or paragraph shall be deemed to refer to an Article, Section or paragraph of this Agreement, unless the context clearly indicates otherwise.

      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

BUYER:                                      SELLER:

BEACON ENTERPRISE SOLUTIONS                 ADVANCE DATA SYSTEMS, INC.
GROUP, INC.                                          D/B/A ADSNETCURVE

By: /s/ Bruce Widener                       By: /s/ Dean A. Holland
   -------------------------------             ---------------------------------
     Name:  Bruce Widener                        Name:  Dean A. Holland
     Title: Chief Executive Officer              Title: Chairman

                                            SHAREHOLDERS:

                                            /s/ Dean A. Holland
                                            ------------------------------------
                                            Dean A. Holland

                                            /s/ Christopher P. O'Bryan
                                            ------------------------------------
                                            Christopher P. O'Bryan

                                            /s/ Nelson E. Clemmens
                                            ------------------------------------
                                            Nelson E. Clemmens

                                            /s/ Dr. Eric S. Harter
                                            ------------------------------------
                                            Dr. Eric S. Harter

                                            /s/ Mark H. O'Brien
                                            ------------------------------------
                                            Mark H. O'Brien


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